1 Summit Therapeutics to Present at the 42nd Annual J.P. Morgan Healthcare Conference Menlo Park, California, January 3, 2024 – Summit Therapeutics Inc. (NASDAQ: SMMT) (“Summit,” “we,” or the “Company”) today announced that it will participate in and present at the 42nd Annual J.P. Morgan Healthcare Conference on Tuesday, January 09, 2023, at 1:30 PM PT. Robert W. Duggan, Chairman and Chief Executive Officer, and Dr. Maky Zanganeh, Chief Executive Officer and President, will provide details around the progress of our organization, including updates related to the development of our innovative investigational bispecific antibody, ivonescimab. In addition to live attendance at the conference, the audio presentation will be available live from our website: www.smmttx.com. An archived version of the presentation will be available later in the day on our website. Summit Therapeutics’ Mission Statement To build a viable, long-lasting health care organization that assumes full responsibility for designing, developing, trial execution and enrollment, regulatory submission and approval, and successful commercialization of patient, physician, caregiver, and societal-friendly medicinal therapy intended to: improve quality of life, increase potential duration of life, and resolve serious medical healthcare needs. To identify and control promising product candidates based on exceptional scientific development and administrational expertise, develop our products in a rapid, cost- efficient manner, and to engage commercialization and/or development partners when appropriate. We accomplish this by building a team of world class professional scientists and business administrators that apply their experience and knowledge to this mission. Team Summit exists to pose, strategize, and execute a path forward in medicinal therapeutic health care that places Summit in a well-deserved, top market share, leadership position. Team Summit assumes full responsibility for stimulating continuous expansion of knowledge, ability, capability, and well-being for all involved stakeholders and highly-valued shareholders. About Ivonescimab Ivonescimab, known as SMT112 in the United States, Canada, Europe, and Japan (Summit’s license territories), and as AK112 in China and Australia, is a novel, potential first-in-class investigational bispecific antibody combining the effects of immunotherapy via a blockade of PD-1 with the anti-angiogenesis effects associated with blocking VEGF into a single molecule. Ivonescimab was discovered by Akeso Inc. (HKEX Code: 9926.HK) and is currently engaged in multiple Phase III clinical trials. Summit has begun its clinical development of ivonescimab in NSCLC, commencing enrollment in 2023 in its two Phase III clinical trials. Over 1,000 patients have been treated with ivonescimab in clinical studies in China and Australia, with enrollment beginning in 2023 in Summit's license territories. About Summit Therapeutics Summit was founded in 2003 and our shares are listed on the Nasdaq Global Market (symbol ‘SMMT’). We have offices in Menlo Park, California, and Oxford, UK. For more information, please visit https://www.smmttx.com and follow us on X (formerly Twitter) @summitplc.

2 Contact Summit Investor Relations: Dave Gancarz Chief Business & Strategy Officer investors@smmttx.com Summit Forward-looking Statements Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, entry into and actions related to the Company’s partnership with Akeso Inc., the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, the impact of the COVID-19 pandemic on the Company’s operations and clinical trials, potential acquisitions and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the results of our evaluation of the underlying data in connection with the development and commercialization activities for SMT112, the outcome of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials, the results of such trials, and their success, and global public health crises, including the coronavirus COVID-19 outbreak, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, whether business development opportunities to expand the Company’s pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities occur, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" section of filings that the Company makes with the Securities and Exchange Commission. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of SMT112. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.